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                                                                       EXHIBIT 5

BOLING & McCART
A Professional Association
ATTORNEYS AT LAW
Suite Seven Hundred
Seventy-six South Laura Street
Jacksonville, Florida   32202
March 17, 1997

Board of Directors
Koger Equity, Inc.
3986 Boulevard Center Drive
Jacksonville, FL  32207

         Re:      Koger Equity, Inc.
                  Stock Option
                  Registration Statement on Form S-8

Dear Sirs:

         We have acted as counsel for Koger Equity, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the above-captioned Registration Statement (the "Registration Statement") for the purpose of registering 671,447 shares of the Company's common stock, par value $.01 per share (the "Shares"), issuable upon the exercise of stock options by employees of the Company pursuant to its 1996 Stock Option Plan (the "Plan") and by an employee of the Company pursuant to a Stock Option Agreement (the "Option").

         In so acting as such counsel, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such Company records, documents, certificates, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that:

         1. The Company has been incorporated and is existing as a corporation and its status is active under the laws of the State of Florida.

         2. The Shares have been authorized and, when issued and sold as contemplated in the Registration Statement and in accordance with the terms of the Plan and the Option, will be validly issued, fully paid and non-assessable.

         We consent to the use of this letter as an Exhibit to the Registration Statement.

                                                     Very truly yours,



HFM:pss




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